Exhibit 10.2

ELEMENT92 RESOURCES CORP. COMPUTER MANAGEMENT CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of March 10, 2007 by and between Element92 Resources Corp., a Wyoming corporation (hereinafter referred to as the "Company") and Robert Carpenter, a consultant, residing at #27 - 7428 Southwynde Ave, Burnaby, British Columbia, Canada, (hereinafter referred to as the "Consultant").

RECITALS

WHEREAS, Consultant has extensive training and experience in all aspects of computer technology, information technology and Internet development and technology;

WHEREAS, the Company wishes to engage the services of the Consultant as an advisor and resource person to assist the Company in developing its business plan;

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. CONSULTING SERVICES

The Company hereby retains the Consultant to act as the Computer Management Consultant of the Company and the Consultant hereby accepts and agrees to such retention. The Consultant, in his capacity as the Computer Management Consultant shall assist with management and with directing the development and maintenance of all aspects of the Company’s computer programs including but not limited to assistance with the development, implementation and maintenance of the Company’s website(s), the Company’s use of computers to properly conduct its daily affairs and the use of computers to develop its online information and communications programs. In addition, the Consultant shall have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises and shall have and perform such unrelated duties and services as may be assigned to him from time to time by the Board of Directors of the Company. The Consultant agrees to abide by the Company policies and procedures established from time to time by the Company. The Consultant shall accept from the Company, as full compensation for his services, including, without limitation, any services rendered by him or of any parent, subsidiary or affiliate of the Company, compensation in the form of shares of the Company’s common stock, $0.001 par value per share (hereinafter referred to as the “Common Stock”) as provided in subsection a of Section 4 below.

2. TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in three years ("termination date"). Either Party may, at its own discretion, elect to terminate this Agreement by giving notice in writing 30 days in advance of the termination. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if Company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities as set forth in this Agreement, and such failure continues un-remedied for a period of thirty (30) days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant. Consultant shall have thirty (30) days to remedy such breach. Upon completion of one full year of service, the Consultant shall maintain full right to all shares as described in Paragraph 4.

3. TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder.

4. COMPENSATION TO CONSULTANT

In exchange for current and future Consulting Services provided or to be provided by the Consultant to Company, the Company shall issue to the consultant, 500,000 common shares of the Company at a deemed price of $0.01 per share. The shares of Common Stock to be issued to the Consultant, shall be “restricted securities” as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (hereinafter referred to as the “Act”), and may not be sold unless registered pursuant to the Act or in accordance with the terms of Rule 144.

5. INDEPENDENT CONTRACTOR

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

6. CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement. Consultant hereby designates its broker network and/or any retail brokerage operations identified by Consultant to Company as Consultant's confidential information. The Company hereby designates it shareholder list as the Company's confidential information.

7. INDEMNIFICATION

The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company, or (ii) any intentional actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant.

The indemnity obligations of the parties under this paragraph 7 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove.

8. COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services Consultant will not publish, circulate or otherwise use any solicitation materials business plan, financial statements, investor mailings or updates other than materials provided by or otherwise approved by the Company.

(a) ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' fees.

(b) WAIVER. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

(c) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and no assignment shall be allowed without first obtaining the written consent of the non-assigning party.

d) SEVERABILITY. In any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable form the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

(e) AMENDMENT. This Agreement may be amended only by a written agreement executed by all parties hereto.

(f) HEADINGS. Titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provision hereof. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

(g) NOTICE. All written notices, demands, or requests of any kind, which either party may be required or any desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service facsimile transmission, provided that acknowledgment of receipt is made.

Notice shall be deemed given upon personal delivery or receipt of facsimile transmission, or two (2) days after mailing. All such notices, demands, and requests shall be delivered as follows:

If to the Company:

Element92 Resources Corp. 250 H Street #459 Blaine, WA 98230

If to the Consultant: Robert Carpenter, #27 - 7428 Southwynde Ave, Burnaby, British Columbia, Canada V3N 0A1

(h) ENTIRE AGREEMENT. This Agreement, including any Exhibits or Schedules attached hereto, contains all of the representations, warranties, and the entire understanding and agreement between the parties. Correspondence, memoranda, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise especially stated.

(i) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

(j) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming. In any legal action involving this Agreement or the parties' relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the city of Cheyenne, Wyoming. The parties agree to submit to the personal jurisdiction of the state and federal courts located within the city of Cheyenne, Wyoming.

IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY

/s/ G. Armstrong Geoffrey Armstrong, President and Director Element92 Resources Corp.

CONSULTANT

/s/ R. Carpenter

Robert Carpenter